NYSE American: UEC

Uranium Energy Corp Discovers Additional Mineralization

in Production Area 1 and Installs Monitor Wells in

the 2019 Burke Hollow Drilling Campaign

•2019 drilling campaign advances Burke Hollow Project towards uranium extraction with additional monitor well installations

•Discovery of additional mineralization in new and existing trends enlarges the PAA-1 production zone

•Expansion of the PAA-1 monitor well ring to be completed in 2020, adding to the seventy-six monitor wells installed in this campaign

Corpus Christi, TX, November 5, 2019 – Uranium Energy Corp (NYSE American: UEC, the “Company” or “UEC”) is pleased to announce that the Company recently concluded a drilling campaign designed to further advance its Burke Hollow in-situ recovery (“ISR”) uranium project towards uranium extraction. During the campaign, additional required monitoring wells were installed for Production Area Authorization 1 (“PAA-1”).  Fifty-seven exploration and delineation test holes were drilled in the campaign. Discovery of additional mineralization resulted in the expansion of the production area into significant extensions of previously identified trends, as well as the discovery of a new trend.

Andrew Kurrus, the Company’s VP of Resource Development stated, “We are pleased with our recently completed 2019 drilling and monitor well installation campaign at Burke Hollow. Exploration and delineation drilling have resulted in the discovery of additional mineralization that will create a larger PAA-1 production zone. With each drilling campaign, the project continues to exhibit positive results”.

UEC’s 2019 Burke Hollow Project drilling campaign began on Monday, March 11th, with two contract drilling rigs, related support equipment and field crews.  The initial objectives of the campaign were to install all classes of monitoring wells required for PAA-1, including exterior monitor wells, all required 1st overlying and 2nd overlying monitors, and baseline monitoring wells. This resulted in the of installation of 76 monitor wells as summarized below:

•Forty-three monitor wells were drilled and cased;

•Twelve 1st overlying sand monitor wells were drilled and cased;

•Seven 2nd overlying monitor wells were drilled and cased; and

•Fourteen baseline monitor wells were drilled and cased, including 4 pre-existing monitor wells from earlier drilling campaigns.

Initial plans also included drilling at least thirty additional exploration and delineation holes along several lightly drilled segments of the Goliad Lower B mineralized fronts which were explored in five previous drilling campaigns.  After drilling these initial 30 holes, several potential trend extensions were identified, and 27 additional delineation holes were completed in order to update and assess PAA-1 prior to final design and installation of the monitoring well ring. Additionally, a newly discovered trend, lying mostly on the updip (oxidized side) was also explored during the campaign.  Exploration and delineation trend drilling results are as follows:

•The Goliad B-1 sand mineralized trend length increase measured 2600 feet;

•The Goliad B-2 sand mineralized trend length increase measured 3100 feet; and

•The newly discovered Goliad B-3 sand known trend length measured to date is 2900 feet, with additional undrilled potential.

Enlargement of the monitor ring is currently under re-design to accommodate the extended mineralization trends. The Company plans to resume Burke Hollow PAA-1 drilling in early 2020 to complete the expanded production zone monitor well ring.

Drill holes, logged by prompt fission neutron equipment (PFN), which resulted in intercepts exhibiting grade thickness (GT) values equal to or greater than 0.3, utilizing a cutoff parameter of 0.02 % pU308, are displayed in the following table:

Drill Data				PFN Logging - 0.02 Cutoff				SAND
DRILL ID	Well Type	DATE	TD (FT)	TOP (PFN)	THICK. (PFN)	GRADE (PFN)	GT (PFN)	HORIZON
246.0-337.5	Expl Hole	3/12/2019	460	411.5	7.5	0.052	0.389	LB2
254.5-331.8	Expl Hole	3/19/2019	440	383.0	7.0	0.130	0.908	LB2
223.5-368.0	Expl Hole	3/19/2019	420	240.0	13.0	0.062	0.807	UB
232.0-344.0	Expl Hole	4/4/2019	440	380.5	8.5	0.037	0.310	LB1
262.5-325.0	Expl Hole	4/12/2019	480	398.0	6.0	0.086	0.513	LB1
283.0-315.0	Expl Hole	4/12/2019	500	420.5	18.0	0.141	2.543	LB1
''	''	''	''	451.0	5.0	0.067	0.333	LB2
279.0-314.5	Expl Hole	4/17/2019	500	431.0	6.5	0.057	0.372	LB1
''	''	''	''	440.0	9.5	0.044	0.420	LB2
IMW2	Environmental	4/22/2019	420	373.5	10.5	.0.102	1.080	LB1
IMW3	Environmental	4/23/2019	420	365.0	11.5	0.134	1.546	LB1
IMW5	Environmental	4/23/2019	460	403.0	11.5	0.112	1.280	LB1
''	''	''	''	421.5	8.0	0.094	0.752	LB2
IMW6	Environmental	4/30/2019	460	422.5	5.0	0.062	0.308	LB2
''	''	''	''	428.0	15.0	0.115	1.726	LB2
IMW8	Environmental	5/14/2019	480	414.5	12.5	0.129	1.617	LB1
IMW9	Environmental	5/16/2019	480	423.0	18.0	0.053	0.954	LB1
IMW7A	Environmental	5/23/2019	420	373.0	10.5	0.122	1.281	LB1
''	''	''	''	385.0	14.0	0.048	0.684	LB2
IMW10	Environmental	5/23/19	420	389	7.5	0.109	0.820	LB2
PM100	Environmental	6/24/2019	400	376.5	7.5	0.057	0.425	LB1
282.5-321.0	Expl Hole	8/14/2019	480	415.5	8.0	0.072	0.576	LB1
283.5-318.0	Expl Hole	8/15/2019	480	407.0	21.5	0.054	1.164	LB1
282.0-324.5	Expl Hole	8/22/2019	480	407.5	5.0	0.272	1.359	LB1
280.5-326.5	Expl Hole	9/3/2019	480	402.0	22.5	0.083	1.864	LB1
235.0-348.0	Expl Hole	10/1/2019	440	373.0	8.5	0.137	1.167	LB1
''	''	''	''	404.5	4.5	0.077	0.345	LB3
275.0-318.0	Expl Hole	10/15/2019	480	414.5	5.5	0.084	0.461	LB1

As shown in the table, twenty-two drill holes (six with two zones) in the 2019 campaign met these criteria, including nine wells classified as environmental monitors, with the remaining thirteen as exploration/delineation drill holes used to explore and extend existing trends.

The Company’s Burke Hollow Project is a 19,335-acre (30.21 sq.-mile) property located in eastern Bee County, Texas. The Project is situated within the established South Texas Uranium Belt along the downdip Goliad trend, and is located approximately 50 miles to the southeast of the Company’s Hobson Processing Plant. The Company initiated its exploration drilling campaign at Burke Hollow on May 22, 2012, and the most recent drilling program was completed on October 17, 2019.

The Burke Hollow Goliad mineralization trends lie at depths ranging from 160 to 1100’ in depth and follow the outline of an anticlinal structure which has produced abundant natural gas and oil from multiple underlying formations.  Several miles of potential mineralized trend length remain only lightly explored to date.

The technical information in this news release has been prepared in accordance with the Canadian regulatory requirements set out in NI 43-101 and was reviewed by Clyde L. Yancey, P.G., Vice President-Exploration for the Company, a Qualified Person under NI 43-101.

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium mining and exploration company.  In South Texas, the Company’s hub-and-spoke operations are anchored by the fully-licensed Hobson Processing Facility which is central to the Palangana, Burke Hollow and Goliad ISR projects.  In Wyoming, UEC controls the Reno Creek project, which is the largest permitted, pre-construction ISR uranium project in the U.S.  Additionally, the Company controls a pipeline of uranium projects in Arizona, New Mexico and Paraguay, a uranium/vanadium project in Colorado and one of the highest-grade and largest undeveloped Ferro-Titanium deposits in the world, located in Paraguay.  The Company’s operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Twitter: @UraniumEnergy

Stock Exchange Information:
NYSE American: UEC
+Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release.